DEBENTURE EXCHANGE AGREEMENT

THIS DEBENTURE EXCHANGE AGREEMENT (this “Agreement”) is dated as of April ___, 2010, by and between Epic Energy Resources, Inc., a Colorado corporation (the “Corporation”), and the undersigned individual (a “Holder” and collectively, the “Holders”).  The Corporation and Holder are referred to as a “Party” and collectively as the “Parties”.

WHEREAS, Holder owns a 10% Secured Debenture (the “Debenture”);

WHEREAS, the Holders each desire to exchange the principal amount of their Debenture set forth on their signature page hereto (collectively, the “Tendered Principal Amount”) for common stock of the Corporation, no par value (the “Shares”); and

WHEREAS, the Corporation desires to exchange (the “Exchange”) fourteen newly issued and unregistered Share for each $1.00 of Tendered Principal Amount (the Shares received in the Exchange, referred to in this Agreement as the “Exchanged Securities”), but only up to 14,000,000 Shares.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Exchange.

(a)           Exchange Ratio.  The Corporation and Holder hereby agree to exchange at the Closing fourteen Exchanged Security for each $1.00 of Tendered Principal Amount.

(b)           Exchange.  To effect this Exchange, Holder will deliver to the Corporation this executed Agreement stating the Tendered Principal Amount, the outstanding principal amount of the Holder’s Debenture will be permanently reduced by an amount equal to Tendered Principal Amount (equivalent in effect to the payment of a principal payment in an amount equal to the Tendered Principal Amount) and the Corporation will deliver to Holder a stock certificate representing the number of shares of Exchanged Securities that is equal to the Tendered Principal Amount being so transferred by the Holder to the Corporation within 10 business days after the Closing Date.

2.           The Closing.

(a)           Closing Date.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Mayer Brown LLP, 700 Louisiana, Suite 3400, Houston, Texas 77002 at 10:00 a.m., Houston time, on April 9, 2010 (“Closing Date”), or at such other place, date or time as the Corporation may determine in its sole discretion.

(b)           Conditions to Closing of Holders.  The obligation of Holders to consummate the transactions on the Closing Date as contemplated by this Agreement shall be subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(i)           the Corporation shall have performed and complied in all material respects with all obligations and agreements required to be performed and complied with by the Corporation hereunder on or prior to the Closing Date; and

(ii)          the representations and warranties of the Corporation contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made as of such date.

(c)           Conditions to Closing of Corporation.  The obligation of the Corporation to consummate the transactions on the Closing Date shall be subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(i)           Holder shall have each performed and complied in all material respects with all obligations and agreements required to be performed and complied with by Holder hereunder on or prior to the Closing Date;

(ii)          the representations and warranties of Holder contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made as of such date;

(iii)        there shall not have occurred or be likely to occur any event materially affecting the Corporation’s business or financial affairs that would or might reasonably be expected to prohibit, prevent, restrict or delay the Closing or that might reasonably be expected to be material to any Holder in deciding whether to participate in the Exchange;

(iv)        there shall not have been any action taken or threatened, or any statute, rule, regulation, judgment, order, stay, decree or injunction promulgated, enacted, entered, enforced or deemed applicable to the Exchange, by or before any court or governmental regulatory or administrative agency or authority, tribunal, domestic or foreign, that (a) challenges the making of the Exchange or might reasonably be expected to, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise reasonably be expected to adversely affect in any material manner, the Exchange; or (b) could reasonably be expected to materially adversely affect the Corporation’s business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects, or materially impair the contemplated benefits of the Exchange, or the consummation of the Exchange as a whole to the Corporation or that might be material to Holders in deciding whether to participate in the Exchange;

(v)         the Corporation’s sale of a minimum of 3,500,000 shares of the Corporation’s Series A Preferred Stock, as contemplated by Corporation’s confidential private placement memorandum dated as of March 13, 2010, as supplemented on April 8, 2010 (the “Private Placement Memorandum”);

(vi)        the holders of the Corporation’s Series C Warrants tender, and do not withdraw, 100% of the Corporation’s outstanding Series C Warrants, as contemplated by the Private Placement Memorandum;

(vii)       the holders of the Corporation’s Series D Warrants tender, and do not withdraw, 100% of the Corporation’s outstanding Series D Warrants, as contemplated by the Private Placement Memorandum;

(viii)      holders of at least 90% of the outstanding principal amount of the Debentures execute the Waiver and Amendment to Debenture and the Amendment to Securities Purchase Agreement, as contemplated by the Private Placement Memorandum; and

(ix)         the exchange by the Corporation and management and directors of deferred compensation and board fees for prior periods and a permanent reduction of management’s 2010 base salaries for 1,200,000 shares of the Corporation’s Series A Preferred Stock, as contemplated in the Private Placement Memorandum.

3.           Representations and Warranties of the Corporation.  The Corporation represents and warrants to Holder as follows:

(a)           Corporate Status.  The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so licensed or qualified would not reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise) or assets of the Corporation.  The Corporation has full power and authority, corporate or otherwise, to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement.

(b)           Authorization/Enforceability.  The execution and delivery of this Agreement and the performance by the Corporation of its obligations hereunder, have been duly authorized by all requisite action, corporate or otherwise, and constitute the valid and legally binding obligations of the Corporation, enforceable in accordance with its terms and conditions.  The Corporation need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order to consummate the transactions contemplated by this Agreement, except with respect to federal and state securities laws.

(c)           Non-Contravention.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, will not violate any provision of law, any order of any court or other agency of government or the Articles of Incorporation or Bylaws of the Corporation, as may be amended to date, and do not and will not result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any provision of any indenture, agreement or other instrument to which the Corporation, or any of its properties or assets, is bound.

(d)           Consents/Approvals.  No consent, approval, authorization, order, registration or qualification of or with any Governmental Authority or other Person or entity is required for the issuance and sale of the Exchanged Securities by the Corporation to Holder or the consummation by the Corporation of the transactions contemplated by this Agreement.

(e)           Exchanged Securities Authorization.  The Exchanged Securities have been duly authorized and, when issued and delivered, will be duly and validly issued and fully paid and nonassessable.  Upon consummation of the transactions contemplated hereby, good and valid title to the Exchanged Securities, free and clear of all Claims, will be transferred by the Corporation to Holder.

(f)           Capitalization.  The capitalization of the Corporation is as set forth on Schedule 3(f), which Schedule 3(f) shall also include the number of shares of the Corporation’s common stock, no par value (“Common Stock”) owned beneficially, and of record, by Affiliates of the Corporation as of April 5, 2010.  The Corporation has not issued any capital stock since its most recently filed periodic report under the Securities Exchange Act of 1934, as amended (“Exchange Act”), other than pursuant to the exercise of employee stock options under the Corporation’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Corporation’s employee stock purchase plans and pursuant to the conversion and/or exercise of other securities of the Corporation that are convertible into Common Stock outstanding as of the date of the most recently filed periodic report under the Exchange Act.  The issuance of securities hereunder will not obligate the Corporation to issue shares of Common Stock or other securities to any Person (other than the Holders) and will not result in a right of any holder of Corporation securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Corporation are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Corporation’s capital stock to which the Corporation is a party or, to the knowledge of the Corporation, between or among any of the Corporation’s stockholders.

4.           Representations and Warranties of Holder.  Holder represents and warrants, severally and not jointly, to the Corporation as follows:

(a)           Legal Capacity.  Holder has full legal right, power and capacity to execute and deliver this Agreement and to perform his, her or its obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of Holder, enforceable in accordance with its terms and conditions.  Holder need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any third party or Governmental Authority in order to consummate the transactions contemplated by this Agreement.  Except as set forth on the signature page hereto, no Person has any community property rights by virtue of marriage or otherwise in the Debenture owned by such Holder.  Any such Person with community property rights has duly executed and delivered to the Corporation at or prior to the Closing a copy of the consent attached hereto as Exhibit A.  If such Holder is not a natural person, it has been duly organized, and is validly existing and in good standing, under the laws of its jurisdiction of formation, and it has properly taken all corporate, limited liability, partnership or other action required to be taken by such Holder with respect to the execution and delivery of this Agreement and consummate the transactions contemplated by this Agreement.

(b)           Title to the Debenture.  Holder is the lawful record and beneficial owner of the Debenture with respect to which it will be tendering the Tendered Principal Amount that will be exchanged pursuant to Section 1 of this Agreement with good and marketable title thereto, and the Holder has the right to sell, assign, convey, transfer and deliver the Tendered Principal Amount.  Holder acknowledges and agrees that it will have no further rights or claims with respect to such Tendered Principal Amount of its Debenture.  The exchange of the securities as contemplated herein will reduce the outstanding principal amount of Holder’s Debenture by the Tendered Principal Amount.

(c)           Non-Contravention.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, will not violate any provision of law, any order of any court or other agency of government or the organizational documents of the Holder, as may be applicable and as amended to date, and do not and will not result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any provision of any indenture, agreement or other instrument to which the Holder, or any of its properties or assets, is bound.

(d)           Consents/Approvals.  No consent, approval, authorization, order, registration or qualification of or with any Governmental Authority or other entity or Person is required for the Exchange or the consummation by Holder of the transactions contemplated by this Agreement.

(e)           Investment Representations.

(i)           Holder qualifies as an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) and is acquiring the Exchanged Securities hereunder for its own account and with no intention of distributing or selling the Exchanged Securities except pursuant to a registration or an available exemption under applicable law.  Holder understands that the Exchanged Securities have not been (and are not being) registered under the Securities Act by reason of their contemplated issuance in transaction(s) exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof (including the rules and regulations promulgated thereunder), and that the reliance of the Corporation on such exemption from registration may be predicated in part on the representations and warranties of Holder hereunder.

(ii)          Holder agrees that it will not sell or otherwise dispose of any of the Exchanged Securities unless such sale or other disposition has been registered or is exempt from registration under the Securities Act and has been registered or qualified or is exempt from registration or qualification under applicable securities laws of any state.

(iii)         Holder understands that a restrictive legend consistent with the foregoing set forth in Section 7(a) of this Agreement has been or will be placed on the certificates evidencing the Exchanged Securities to be issued to it hereunder, and related stop transfer instructions will be noted in the transfer records of the Corporation and/or its Transfer Agent for the Exchanged Securities during the Suspension.

(iv)        Holder represents that it is not an Affiliate of the Corporation, and Holder covenants and agrees that if it becomes an Affiliate, it will promptly provide notice to the Corporation of such status and comply with insider trading laws and policies and the applicable “control securities” provisions of Rule 144 in addition to any other obligations set forth in this Agreement.

(v)         Holder has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of an investment in the Exchanged Securities.  Holder acknowledges that it has had access to all information concerning the Corporation and its respective businesses, assets, liabilities, financial statements, and obligations which have been requested and has been provided the opportunity to ask questions of and receive answers from the Corporation to fully and effectively evaluate the Exchange and the transactions contemplated herein.  Holder acknowledges and represents that it has received and reviewed the Private Placement Memorandum.  Holder understands that a new holding period for purposes of Rule 144 under the Securities Act will be triggered with respect to the Exchanged Securities, and such Holder is able to bear the economic risk of loss of the investment in such Exchanged Securities and is able to afford a complete loss of such investment.

5.           Withdrawal.  Any Holder as to itself only (but not with respect to the other Holders) may withdraw all of such Holder’s Tendered Principal Amount from the Exchange on or prior to March 31, 2010.

6.           Certain Definitions.

(a)           “Affiliate” (and, with a correlative meaning, “affiliated”) means, with respect to any Person, any direct or indirect subsidiary of such Person, and any other Person that directly, or through one or more intermediaries, Controls or is Controlled by or is under common Control with such first Person.  As used in this definition, “Control” (and, with correlative meanings, “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) and shall be construed as such term is used in the rules promulgated under the Securities Act.

(b)           “Claims” shall mean the following of any nature whatsoever: security interests, liens, deeds of trust, hypothecations, pledges, claims (pending or threatened), charges, escrows, encumbrances, lock-up arrangements, options, rights of first offer or refusal, community property rights, mortgages, indentures, security agreements or other agreements, arrangements, contracts, commitments, understandings or obligations, whether written or oral and whether or not relating in any way to credit or the borrowing of money.

(c)           “Commission” means the United States Securities and Exchange Commission.

(d)           “Governmental Authority” means any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental authority, independent or autonomous official authority, agency, department, board, commission or instrumentality of the United States or any other country, or any political subdivision thereof, whether federal, state or local, and any tribunal, court or arbitrator(s) of competent jurisdiction.

(e)           “Person(s)” means and includes any natural persons, sole proprietorships, corporations, limited partnerships, limited liability companies, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, all Governmental Authorities and all other entities.

(f)           “Registration Rights Agreement” means the Registration Right Agreement, dated the date hereof, among the Corporation and the Holders and other signatories thereto.

(g)           “Trading Day” means a day on which the principal Trading Market is open for trading.

(h)           “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

(i)           “Transfer Agent” shall mean TranShare Corporation at 5150 DTC Parkway, Suite 325, Greenwood Village, CO 80111, in its capacity as transfer agent to the Corporation, or any successor transfer agent to the Corporation.

7.           Miscellaneous.

(a)           Transfer Restrictions.

(i)           The Exchanged Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Exchanged Securities other than pursuant to an effective registration statement or Rule 144, to the Corporation or to an Affiliate of a Holder or in connection with a pledge as contemplated in Section 7(a)(iii), the Corporation may require the transferor thereof to provide to the Corporation an opinion of counsel selected by the transferor and reasonably acceptable to the Corporation, the form and substance of which opinion shall be reasonably satisfactory to the Corporation, to the effect that such transfer does not require registration of such transferred Exchanged Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Holder under this Agreement and the Registration Rights Agreement.

(ii)          The Holder agrees to the imprinting, so long as is required by this Section 7(a), of a legend on any of the Exchanged Securities in the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

(iii)        The Corporation acknowledges and agrees that Holder may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Exchanged Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Holder may transfer pledged or secured Exchanged Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Corporation and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Holder’s expense, the Corporation will execute and deliver such reasonable documentation as a pledgee or secured party of Exchanged Securities may reasonably request in connection with a pledge or transfer of the Exchanged Securities, including, if the Exchanged Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

(iv)        Certificates evidencing the Exchanged Securities shall not contain any legend (including the legend set forth in Section 7(a)(ii) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Exchanged Securities pursuant to Rule 144, or (iii) if such Common Stock is eligible for sale pursuant to Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).  The Corporation shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the effective date of a registration statement if required by the Transfer Agent to effect the removal of the legend hereunder.  The Corporation agrees that following the effective date of a registration statement or at such time as such legend is no longer required under this Section 7, it will, no later than three Trading Days following the delivery by Holder to the Corporation or the Transfer Agent of a certificate representing the Exchanged Securities, as applicable, issued with a restrictive legend, deliver  or cause to be delivered to Holder a certificate representing such shares that is free from all restrictive and other legends. The Corporation may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 7.  Certificates for the Exchanged Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to Holder by crediting the account of the Holder’s prime broker with the Depository Trust Corporation System as directed by Holder.

(v)         Holder agrees that Holder will sell any Exchanged Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Exchanged Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Exchanged Securities as set forth in this Section 7 is predicated upon the Corporation’s reliance upon this understanding.

(b)           Material Nonpublic Information.  Holder acknowledges and agrees that it has received material nonpublic information in connection with the Exchange and that it will not sell or otherwise dispose of any of the Exchanged Securities unless such material nonpublic information has been publicly disclosed or no longer constitutes material nonpublic information.  The Corporation shall, within 4 Trading Days of the date hereof, issue a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby, and shall attach this Agreement and all other related agreements thereto (the “8-K Filing”).  From and after the filing of the 8-K Filing with the Commission, the Holder shall not be in possession of any material, nonpublic information received from the Corporation or any of its officers, directors, employees or agents, that is not disclosed in the 8-K Filing.  The Corporation shall consult with the Holders in issuing any other press releases with respect to the transactions contemplated hereby.

(c)           DISCLAIMER.  THE REPRESENTATIONS AND WARRANTIES OF THE CORPORATION CONTAINED IN SECTION 3 CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF THE CORPORATION IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EXCEPT FOR SUCH REPRESENTATIONS AND WARRANTIES, NO PARTY NOR ANY OTHER PERSON MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE CORPORATION OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND THE CORPORATION DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY SUCH PARTY OR ANY OF ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES (INCLUDING WITH RESPECT TO THE DISTRIBUTION OF THE PRIVATE PLACEMENT MEMORANDUM, OR ANY PERSON’S RELIANCE ON, ANY INFORMATION, DISCLOSURE OR OTHER DOCUMENT OR OTHER MATERIAL MADE AVAILABLE).

(d)           Equitable Remedy.  Each Party shall agree that in addition to any other remedy that may be available to such Party hereunder, the Party shall be entitled to specific performance.  Notwithstanding anything to the contrary in this Agreement, each Party shall be responsible for paying its own expenses, including legal fees, incurred in enforcing this Agreement.

(e)           Notices.  All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given upon (i) confirmation of receipt of a facsimile transmission, (ii) confirmation of delivery when delivered by a standard overnight carrier or (iii) the expiration of five (5) business days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective Parties at the following addresses (or such other address for a Party as shall be specified by like notice):

If to the Corporation, to:	Epic Energy Resources, Inc.
1450 Lake Robbins Drive, Suite 160
The Woodlands, TX 77380

Attention: Mike Kinney
Telephone: (281) 419-3742
Fax: (281) 419-1114
Email: MKinney@1Epic.com

If to any Holder, to:	At the Holder’s address, phone or
fax number appearing on the signature
page hereto.

(f)           No Third-Party Beneficiaries.  Unless otherwise specifically set forth herein, this Agreement shall not confer any rights or remedies upon any Person other than the Parties hereto and their respective successors and assigns.

(g)           Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties hereto and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(h)           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(i)           Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(j)           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each Party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and (whether brought against a Party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either Party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing Party in such action or proceeding shall be reimbursed by the other Party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

(k)           Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Corporation and Holder.

(l)           Gender.  All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or entity or the context may require.

(m)           Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(n)           No Presumption Against Drafter.  Each of the Parties has jointly participated in the negotiation and drafting of this Agreement.  In the event of any ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the Parties and no presumptions or burdens of proof shall arise favoring any Party by virtue of the authorship of any of the provisions of this Agreement.

(o)           Successors and Assigns.  Except as otherwise specifically provided herein, this Agreement shall be binding upon, and inure to the benefit of, the Parties hereto and their respective successors and permitted assigns.

(p)           Survival.  All covenants, agreements, representations and warranties made herein shall survive the Closing and the consummation of the exchange of the Debenture.

EPIC ENERGY RESOURCES, INC.
signature page

IN WITNESS WHEREOF, the undersigned has executed this signature page evidencing its tender of the principal amount of 10% Secured Debenture identified below in exchange for Shares in the Corporation.

Principal Amount of 10% Secured Debenture tendered:

$____________ Debenture	Signature: _____________________________

Print Name: ____________________________

Address:______________________________

Phone:________________________________

Fax:__________________________________

If applicable, Community Property Interest
In the 10% Secured Debenture

Signature:______________________

Print Name: ____________________

NOTE:  PLEASE DO NOT DATE THIS AGREEMENT AS IT WILL BE DATED IF AND WHEN ACCEPTED BY THE CORPORATION.

IN WITNESS WHEREOF, the Corporation has agreed to and accepted this Debenture Exchange Agreement subject to the terms and conditions hereof as of the day and year set forth below.

Date: ___________________, 2010:
EPIC ENERGY RESOURCES, INC.

By:
Name:
Title:

Exhibit A

FORM OF
COMMUNITY PROPERTY WAIVER

The undersigned spouse of _____________________ hereby acknowledges that she has read, understands and consents to the terms and provisions of the Debenture Exchange Agreement (the “Agreement”), executed as of ______________, 2010, consents to the execution of the Agreement and any amendments, modifications and supplements thereto by _____________________ and agrees that the undersigned’s interest in the Debenture shall be subject to and bound by the Agreement.  The undersigned’s obligations hereunder shall not be affected by any amendment or other modification of the Agreement or any document related thereto, which may be amended or modified at any time and from time to time, without the consent of or notice to the undersigned.

Name

Schedule 3(f)

The following table sets forth our capitalization as of  March 9, 2010 on an actual basis.

Cash	$153

Debentures	14,922
Note Payable Secured by Assets Acquired	1.343
Note Payable – EIS Acquisition	1,070
Other Liabilities	7,568
Total Debt	$24,903

Stockholders’ equity
Series A Preferred Stock	$-
Common Stock, no par value, authorized 100,000,000 shares; outstanding 45,413,781[1], net of treasury stock	33,639
Warrants	-
Additional paid-in capital	1,924
Accumulated deficit	(31,778)
Accumulated other comprehensive loss	-
Treasury stock, at cost, no shares	-
Total stockholders’ equity	3,785

Total Capitalization	$28,688

1 Of which, Affiliates of the Company own 77.5%.